UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2016

EPR Properties
(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
909 Walnut Street, Suite 200
Kansas City, Missouri 64106
(Address of principal executive office)(Zip Code)
(816) 472-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported below, at the 2016 Annual Meeting of Shareholders (the "2016 Annual Meeting") of EPR Properties (the "Company") held on May 11, 2016, the Company's shareholders approved the EPR Properties 2016 Equity Incentive Plan (the "2016 Plan"), which was previously approved by the Company's Board of Trustees (the "Board"). The 2016 Plan is intended to replace the EPR Properties 2007 Equity Incentive Plan (the "2007 Plan"). Upon stockholder approval, (i) the 2016 Plan will become effective as of May 12, 2016, and (ii) the 2007 Plan was permanently frozen such that no new awards will be made thereunder. The terms of the 2016 Plan provide for the grant of share options, share appreciation rights, restricted shares, restricted share units, performance shares, performance units, bonus shares, deferred shares and other share-based awards. Subject to certain adjustments, the maximum number of the Company's common shares that may be delivered pursuant to awards under the 2016 Plan is 1,950,000 shares. Eligible participants under the 2016 Plan include all employees of the Company, its affiliates and its subsidiaries, and any non-employee trustee of the Company or consultant of the Company.
In connection with the approval of the 2016 Plan, the Compensation and Human Capital Committee of the Company's Board adopted the form of incentive and nonqualified share option award agreement for employees, form of restricted shares award agreement for employees and form of restricted share unit award agreement for non-employee trustees under the 2016 Plan (the "Award Agreements"), copies of which are filed as exhibits hereto.
A summary of the 2016 Plan is included in Proposal No. 3 of the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 1, 2016. The foregoing description of the 2016 Plan and Award Agreements is not complete and is qualified in its entirety by reference to the 2016 Plan, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference, and the forms of Award Agreements, copies of which are filed herewith as Exhibits 10.2, 10.3 and 10.4 and incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 12, 2016, the Company filed an amendment (the "Amendment") to Article EIGHTH, Section 1 of its Amended and Restated Declaration of Trust, as amended, to increase the number of authorized common shares of beneficial interest, par value $0.01 per share, which the Company has authority to issue from 75,000,000 shares to 100,000,000 shares.
Immediately after filing the Amendment, the Company has authority to issue 125,000,000 shares of beneficial interest, consisting of 100,000,000 common shares of beneficial interest, $0.01 par value per share, and 25,000,000 preferred shares of beneficial interest, $0.01 par value per share, having an aggregate par value of $1,250,000.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Company's 2016 Annual Meeting held on May 11, 2016, the matters voted upon and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to such matters, were as stated below:
Proposal No. 1:
The following nominees for Class I trustees were elected to serve three-year terms expiring in 2019:

	For	Withheld	Broker Non-Votes
Barrett Brady	49,498,423	1,255,506	5,687,117
Peter C. Brown	49,580,096	1,173,833	5,687,117

Proposal No. 2:
The shareholders approved the compensation of the Company's named executive officers as presented in the Company's proxy statement on a non-binding, advisory basis:

For	48,024,806
Against	2,610,655
Abstain	118,469
Broker Non-Vote	5,687,117

Proposal No. 3:
The shareholders approved the 2016 Plan:

For	46,241,898
Against	4,410,100
Abstain	101,931
Broker Non-Vote	5,687,117
Proposal No. 4
The shareholders approved the ratification of KPMG LLP as the Company's independent registered public accounting firm for 2016:

For	48,776,068
Against	7,015,656
Abstain	649,322
Broker Non-Vote	—

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment of Amended and Restated Declaration of Trust of EPR Properties, filed May 12, 2016.
10.1	EPR Properties 2016 Equity Incentive Plan.
10.2	Form of 2016 Equity Incentive Plan Incentive and Nonqualified Share Option Award Agreement for Employees.
10.3	Form of 2016 Equity Incentive Plan Restricted Shares Award Agreement for Employees.
10.4	Form of 2016 Equity Incentive Plan Restricted Share Unit Award Agreement for Non-Employee Trustees.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPR PROPERTIES

By:	/s/ Mark A. Peterson
Name:	Mark A. Peterson
Title:	Executive Vice President, Treasurer and Chief Financial Officer
Date: May 12, 2016

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Articles of Amendment of Amended and Restated Declaration of Trust of EPR Properties, filed May 12, 2016.
10.1	EPR Properties 2016 Equity Incentive Plan.
10.2	Form of 2016 Equity Incentive Plan Incentive and Nonqualified Share Option Award Agreement for Employees.
10.3	Form of 2016 Equity Incentive Plan Restricted Shares Award Agreement for Employees.
10.4	Form of 2016 Equity Incentive Plan Restricted Share Unit Award Agreement for Non-Employee Trustees.